Exhibit 10.136

20873005.6
10-30-15

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT dated as of October 30, 2015 (this “Agreement”), is entered into by and among BENTON PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Borrower 1”), PARK HERITAGE PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Borrower 2”), and VALLEY RIVER PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Borrower 3”) (collectively, the “Borrowers”), ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (“AdCare”), BENTON NURSING, LLC, PARK HERITAGE NURSING, LLC, and VALLEY RIVER NURSING, LLC, each a Georgia limited liability company (the “Operators”) (AdCare and the Operators being sometimes referred to herein collectively as the “Guarantors”) (the Borrower and the Guarantors being sometimes referred to herein collectively as the “Borrower/Guarantor Parties”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”).
RECITALS

A.    The Borrower/Guarantor Parties and Lender heretofore entered into the following documents:
(i)    Loan Agreement dated as of September 1, 2011 (the “Loan Agreement”), by and among the Borrowers and the Lender.
(ii)    Promissory Note dated September 1, 2011, from the Borrowers to the Lender in the principal amount of $11,800,000.
(iii)    Environmental Indemnity Agreement dated as of September 1, 2011, by the Borrowers, AdCare and the Operators to and for the benefit of the Lender.
(iv)    Guaranty of Payment and Performance dated as of September 1, 2011, by the Guarantors to and for the benefit of the Lender.
(v)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of September 1, 2011 (the “Benton Mortgage”), by Borrower 1 to and for the benefit of the Lender, recorded in the Official Records of Brenda DeShields, Circuit Clerk, Benton County, Arkansas, on September 23, 2011, at Book 2011, Page 127323, and which Benton Mortgage was released pursuant to the “Letter Agreement” (as defined below).
(vi)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of September 1, 2011 (the “Park Heritage Mortgage”), by Borrower 2 to and for the benefit of the Lender, recorded in the Official Records of Brenda DeShields, Circuit Clerk, Benton County, Arkansas, on September 23, 2011, at Book 2011 Page 127,459.

(vii)    Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of September 1, 2011 (the “River Valley Mortgage”), by Borrower 3 to and for the benefit of the Lender, recorded in the Official Records of Sharon Brooks, County Clerk and Recorder, Sebastian County, Arkansas, on September 23, 2011, as Document No. 2011F-14089.
(viii)    Absolute Assignment of Rents and Leases dated as of September 1, 2011 (the “Benton Assignment of Rents”), by Borrower 1 to and for the benefit of the Lender, recorded in the Official Records of Brenda DeShields, Circuit Clerk, Benton County, Arkansas, on September 23, 2011, at Book 2011, Page 127354, and which Benton Assignment of Rents was released pursuant to the Letter Agreement.
(ix)    Absolute Assignment of Rents and Leases dated as of September 1, 2011, by Borrower 2 to and for the benefit of the Lender, recorded in the Official Records of Brenda DeShields, Circuit Clerk, Benton County, Arkansas, on September 23, 2011, at Book 2011 , Page 127490.
(x)    Absolute Assignment of Rents and Leases dated as of September 1, 2011, by Borrower 3 to and for the benefit of the Lender, recorded in the Official Records of Sharon Brooks, County Clerk and Recorder, Sebastian County, Arkansas, on September 23, 2011, as Document No. 2011F-14090.
B.    All of the documents described in Recital A. above except the Benton Mortgage and the Benton Assignment of Rents are referred to herein as the “Documents”.
C.    The Documents were previously modified and amended by the following documents (the “Previous Modifications”): (i) the Modification Agreement dated as of May 1, 2015 (the “First Modification”), by and among the Borrower/Guarantor Parties and the Lender, a Memorandum of which Modification Agreement was recorded on May 14, 2015, both in the Official Records of Brenda DeShields, Circuit Clerk, Benton County, Arkansas, at Book 2015, Page 83619, and in the Official Records of Sharon Brooks, County Clerk and Recorder, Sebastian County, Arkansas, as Document No. 2015F-06542, and (ii) the Letter Agreement dated as of July 1, 2015 (the “Letter Agreement”), by and among the Borrower/Guarantor Parties and the Lender.
D.    The Documents, as modified and amended by the Previous Modifications, encumber the real estate described in Exhibit A attached hereto and the personal property located thereon.
E.    The parties desire to make certain modifications and amendments to the Documents, as modified and amended by the Previous Modifications, as more fully provided for herein, all as modifications, amendments and continuations of, but not as novations of, the Documents.

AGREEMENTS

In consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.    Recitals Part of Agreement; Defined Terms; References to Documents.
(a)    The foregoing Recitals are hereby incorporated into and made a part of this Agreement.
(b)    The following capitalized terms shall have the following meanings in this Agreement:
ARK 3 Owners: APH&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, and Woodland Hills HC Property Holdings, LLC, each a Georgia limited liability company.
ARK 3 Owner Loan Agreement: The Loan Agreement dated as of February 25, 2015, by and among the ARK 3 Owners and the Lender, as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
ARK 3 Owner Loan Documents: The ARK 3 Owner Loan Agreement and the other Loan Documents, as defined in said Loan Agreement, and all other documents at any time evidencing or securing any indebtedness outstanding under any of the foregoing, and all as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
Facility 3 Transition: Sublease 3 has become effective and New Operator 3 has taken possession of and is operating Facility 3.
Little Rock Owner: Little Rock HC&R Property Holdings, LLC, a Georgia limited liability company.
Little Rock Owner Loan Agreement: The Loan Agreement dated as of March 30, 2012, by and among the Little Rock Owner, other borrowers and the Lender, as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
Little Rock Owner Loan Documents: The Little Rock Owner Loan Agreement and the other Loan Documents, as defined in said Loan Agreement, and all other documents at any time evidencing or securing any indebtedness outstanding under any of the foregoing, and all as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
New Operator 3: Highlands of Fort Smith, LLC, a Delaware limited liability company.

Sublease 3: The Sublease Agreement dated as of July 17, 2015, by and among Borrower 3, Operator 3 and New Operator 3, as amended by First Amendment dated as of October 6, 2015, by which Operator 3 subleased its Project to New Operator 3 effective as of November 1, 2015.
(c)    All capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Loan Agreement.
(d)    Except as otherwise stated herein, all references in this Agreement to any one or more of the Documents shall be deemed to include the previous modifications and amendments to the Documents provided for in the Previous Modifications, whether or not express reference is made to such previous modifications and amendments.
Section 2.    Limited Waivers of Financial Covenant Compliance. The parties hereby acknowledge and agree that (i) compliance with the requirements of Section 7.15 (Minimum Fixed Charge Coverage of Operators) of the Loan Agreement (the “Original Minimum FCCR Covenant”) was not achieved for each of the fiscal quarters ending March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014, and March 31, 2015, (ii) compliance with the requirements of Section 7.16 (Minimum Combined EBITDAR of Operators) of the Loan Agreement (the “Original Minimum EBITDAR Covenant”) was not achieved for each of the fiscal quarters ending March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014, and March 31, 2015, (iii) compliance with the requirements of Section 7.16 (Minimum EBITDAR/Management Fee Adjusted of Operators 1 and 3 New Operator 2) of the Loan Agreement as modified and amended by the First Modification (the “Amended Minimum EBITDAR Covenant - New Operators”) was not achieved for the fiscal quarter ending June 30, 2015, and (iv) compliance with the requirements of Section 7.14A (Minimum Fixed Charge Coverage Ratio of Borrowers) of the Loan Agreement as modified and amended by the First Modification (the “Minimum FCCR Covenant - Borrowers”) was not achieved for the fiscal quarter ending June 30, 2015. In addition, the parties hereby acknowledge and agree that in consideration of the additional cash collateral deposits described in Section 3 of this Agreement, the Lender heretofore waived compliance with the Original Minimum FCCR Covenant and the Original Minimum EBITDAR Covenant, in each case for each of the fiscal quarters ending March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014, and March 31, 2015 (the “3/31/15 and Prior Waivers”). The Lender hereby waives compliance with the Amended Minimum EBITDAR Covenant - New Operators and the Minimum FCCR Covenant - Borrowers, in each case for the fiscal quarter ending June 30, 2015 (the “6/30/15 Waivers”). The Lender does not waive compliance with the Amended Minimum EBITDAR Covenant - New Operators or the Minimum FCCR Covenant - Borrowers for any fiscal quarter after the fiscal quarter ending June 30, 2015.
Section 3.    AdCare Collateral Account; Little Rock Additional Collateral Account.
(a)    The Collateral Account established and maintained pursuant to Section 3.4 of the ARK 3 Owner Loan Agreement (the “Collateral Account”) is Account No. 3294816 at the Lender, which was established and is maintained in the name of AdCare. It is a condition of this Agreement and the Loan that the Collateral Account shall continue to be maintained in the name of AdCare.

Pursuant to the Modification Agreement of even date herewith by and among the ARK 3 Owners, AdCare and the Lender (the “ARK 3 Modification”), AdCare pledges and assigns to the Lender, and grants to the Lender a first lien on and a first priority security interest in the Collateral Account, all cash and investments from time to time on deposit in the Collateral Account, and all proceeds of all of the foregoing. Pursuant to the ARK 3 Owner Loan Agreement and the Loan Agreement as modified and amended by the First Modification, immediately prior to the execution and delivery of this Agreement, the Cash Collateral Account is held as additional security for (i) the payment and performance of all of the obligations of ARK 3 Owners under the ARK 3 Owner Loan Agreement and the other ARK 3 Owner Loan Documents, and (ii) the payment and performance of all of the obligations of the Borrowers under the Loan Agreement and the other Loan Documents.
(b)    In consideration of the 3/31/15 and Prior Waivers and the Lender’s limited waiver of non-compliance with certain financial covenants in the ARK 3 Owner Loan Agreement and the Little Rock Owner Loan Agreement for the fiscal quarter ended March 31, 2015, the ARK 3 Owners and the Borrowers deposited an additional $1,400,000 into the Collateral Account, and the Little Rock Owner deposited an additional $1,200,000 into the “Debt Service Reserve Account” established by the Little Rock Owner Loan Agreement, which is Account No. 3175210 at the Lender. The parties acknowledge and agree that as of the Agreement Date, the amount on deposit in the Collateral Account is $3,400,483, and the amount on deposit in the Debt Service Reserve Account is $2,142,934.
(c)    The parties to the Documents, the ARK 3 Owner Loan Documents and the Little Rock Owner Loan Documents have agreed that in consideration of the 6/30/15 Waivers and the Lender’s limited waiver of non-compliance with certain financial covenants in the ARK 3 Owner Loan Agreement and the Little Rock Owner Loan Agreement for the fiscal quarter ended June 30, 2015, the Documents, the ARK 3 Owner Loan Documents and the Little Rock Owner Loan Documents shall be modified and amended, pursuant to this Agreement, the ARK 3 Modification and the Sixth Modification Agreement dated as of even date with this Agreement by and among the Little Rock Owner, AdCare, Little Rock HC&R Nursing, LLC, a Georgia limited liability company, and the Lender (the “Little Rock Sixth Modification”) --
(i)    to provide that from and after October 30, 2015, the Debt Service Reserve Account shall also be known as the “Additional Collateral Account”;
(ii)    to provide that both the Collateral Account and the Additional Collateral Account shall be held as additional security for (A) the payment and performance of all of the obligations of the Borrowers under the Loan Agreement and the other Documents, (B) the payment and performance of all of the obligations of the ARK 3 Owners under the ARK 3 Owner Loan Agreement and the other ARK 3 Owner Loan Documents, and (C) the payment and performance of all of the obligations of the Little Rock Owner under the Little Rock Owner Loan Agreement and the other Little Rock Owner Loan Documents; and
(ii)    to revise the release provisions related to the Collateral Account and the Additional Collateral Account.

It is a condition of this Agreement and the Loan that the ARK 3 Modification and the Little Rock Sixth Modification be executed and delivered to the Lender simultaneously with the execution and delivery of this Agreement.
(d)    In order to provide for the modification and amendment of the Documents as described in paragraph (c) of this Section, and in connection with the other modifications and amendments of the Documents provided for in this Agreement --
(i)    Effective as of the Agreement Date, the following defined terms are hereby added to Section 1.1 of the Loan Agreement, in alphabetical order with the existing defined terms therein:
Additional Collateral Account: The Debt Service Reserve Account established pursuant to Section 3.7 of the Little Rock Owner Loan Agreement, which is Account No. 3175210 at the Lender, which Debt Service Reserve Account is, from and after October 30, 2015, also known as the Additional Collateral Account.
ARK 3 Operators: The Aria Operators (as defined in the ARK 3 Owner Loan Agreement).
ARK 3 Owners: APH&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, and Woodland Hills HC Property Holdings, LLC, each a Georgia limited liability company.
ARK 3 Owner Loan Agreement: The Loan Agreement dated as of February 25, 2015, by and among the ARK 3 Owners and the Lender, as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
ARK 3 Owner Loan Documents: The ARK 3 Owner Loan Agreement and the other Loan Documents, as defined in said Loan Agreement, and all other documents at any time evidencing or securing any indebtedness outstanding under any of the foregoing, and all as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
Collateral Account: The account so designated that is provided for in Section 3.4 of the ARK 3 Owner Loan Agreement.
Facility 3 Transition: Sublease 3 has become effective and New Operator 3 has taken possession of and is operating Facility 3.
Little Rock Operator: Highlands of Little Rock West Markham, LLC, a Delaware limited liability company.
Little Rock Owner: Little Rock HC&R Property Holdings, LLC, a Georgia limited liability company.

Little Rock Owner Loan Agreement: The Loan Agreement dated as of March 30, 2012, by and among the Little Rock Owner, other borrowers and Lender, as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
Little Rock Owner Loan Documents: The Little Rock Owner Loan Agreement and the other Loan Documents, as defined in said Loan Agreement, and all other documents at any time evidencing or securing any indebtedness outstanding under any of the foregoing, and all as heretofore and hereafter modified, amended, restated, increased, renewed and extended.
New Operator 3: Highlands of Fort Smith, LLC, a Delaware limited liability company.
Operations Transfer Agreement 3: The Operations Transfer Agreement dated as of July 17, 2015, by and among Operator 3, New Operator 3 and Borrower 3.
Sublease 3: The Sublease Agreement dated as of July 17, 2015, by and among Borrower 3, Operator 3 and New Operator 3, as amended by First Amendment to Sublease Agreement dated as of October 6, 2015, by which Operator 3 subleased its Project to New Operator 3 effective as of November 1, 2015.
(ii)    Section 3.5 of the Loan Agreement is hereby modified and amended in its entirety to read as follows effective as of the Agreement Date, with existing Section 3.5 of the Loan Agreement, to remain in effect for periods prior to the Agreement Date:
3.5    Collateral Account; Additional Collateral Account.
(a)    From and after October 30, 2015, the Collateral Account shall be held as additional security for (i) the payment and performance of all of the obligations of Borrowers under this Agreement and the other Loan Documents, (ii) the payment and performance of all of the obligations of the ARK 3 Owners under the ARK 3 Owner Loan Agreement and the other ARK 3 Owner Loan Documents, and (iii) the payment and performance of all of the obligations of the Little Rock Owner under the Little Rock Owner Loan Agreement and the other Little Rock Owner Loan Documents.
(b)    From and after October 30, 2015, the Additional Collateral Account shall also be held as additional security for (i) the payment and performance of all of the obligations of Borrowers under this Agreement and the other Loan Documents, (ii) the payment and performance of all of the obligations of the ARK 3 Owners under the ARK 3 Owner Loan Agreement and the other ARK 3 Owner Loan Documents, and (iii) the payment and performance of all of the obligations of the Little Rock Owner under the Little Rock Owner Loan Agreement and the other Little Rock Owner Loan Documents.

(c)    All amounts on deposit in the Collateral Account and the Additional Collateral Account shall be released by Lender to Borrowers, the ARK 3 Owners and the Little Rock Owner at such time, and only at such time, as all of the principal of and interest on the Loan, the “Loan” (as defined in the ARK 3 Owner Loan Agreement) and the “Loan” (as defined in the Little Rock Owner Loan Agreement) have been paid in full and all of the other obligations to Lender under this Agreement and the other Loan Documents, the ARK 3 Owner Loan Agreement and the other ARK 3 Owner Loan Documents, and the Little Rock Owner Loan Agreement and the other Little Rock Owner Loan Documents have been fully paid and performed, subject to earlier release as provided in paragraphs (d), (e) and (f) below.
(d)    Notwithstanding the provisions of paragraph (c) of this Section, $1,500,000 of the total, aggregate amount on deposit in the Collateral Account and the Additional Collateral Account shall be released by Lender to Borrowers, the ARK 3 Owners and the Little Rock Owner upon the written request of Borrowers to Lender if all of the following conditions are satisfied:
(i)    No Default or Event of Default has occurred and is continuing under this Agreement or any of the other Loan Documents, the ARK 3 Owner Loan Agreement or any of the other ARK 3 Owner Loan Documents, or the Little Rock Owner Loan Agreement or any of the other Little Rock Owner Loan Documents.
(ii)    For any two consecutive fiscal quarters ending on or after June 30, 2015, the EBITDAR/Management Fee Adjusted for the ARK 3 Operators is not less than $495,000, as determined based on financial statements of the ARK 3 Operators which have been delivered to Lender as required by Section 7.4(a) of the ARK 3 Owner Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the ARK 3 Owner Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for the ARK 3 Operators.
(iii)    For any two consecutive fiscal quarters ending on or after June 30, 2015, the EBITDAR/Management Fee Adjusted for New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3), is not less than $265,000, as determined based on financial statements of New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3), which have been delivered to Lender as required by Section 7.4(a) of the Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for New Operator 2 and Operator 3 (or, after the Transition, New Operator 3).
(iv)    For each of two consecutive fiscal quarters ending on or after June 30, 2015, the EBITDAR/Management Fee Adjusted for the Little Rock Operator shall be not less than $450,000, determined based on financial statements of the Little Rock Operator delivered to Lender in accordance with Section 7.4(a) of the Little Rock Owner Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the Little Rock Owner Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for the Little Rock Operator.
(e)    Notwithstanding the provisions of paragraph (c) of this Section, $1,500,000 of the total, aggregate amount on deposit in the Collateral Account and the Additional Collateral Account shall be released by Lender to Borrowers the ARK 3 Owners and the Little Rock Owner upon the written request of Borrowers to Lender if all of the following conditions are satisfied:
(i)    No Default or Event of Default has occurred and is continuing under this Agreement or any of the other Loan Documents, the ARK 3 Owner Loan Agreement or any of the other ARK 3 Owner Loan Documents, or the Little Rock Owner Loan Agreement or any of the other Little Rock Owner Loan Documents.
(ii)    For any two consecutive fiscal quarters ending after the fiscal quarters for which the condition set forth in Section 3.4(d)(ii) above is satisfied, the EBITDAR/Management Fee Adjusted for the ARK 3 Operators is not less than $495,000, as determined based on financial statements of the ARK 3 Operators which have been delivered to Lender as required by Section 7.4(a) of the ARK 3 Owner Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the ARK 3 Owner Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for the ARK 3 Operators.
(iii)    For any two consecutive fiscal quarters ending after the fiscal quarters for which the condition set forth in Section 3.4(d)(iii) above is satisfied, the EBITDAR/Management Fee Adjusted for New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3) is not less than $265,000, as determined based on financial statements of New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3) which have been delivered to Lender as required by Section 7.4(a) of the Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3).
(iv)    For any two consecutive fiscal quarters ending after the fiscal quarters for which the condition set forth in Section 3.4(d)(iv) above is satisfied, the EBITDAR/Management Fee Adjusted for the Little Rock Operator shall be not less than $450,000, determined based on financial statements of the Little Rock Operator delivered to Lender in accordance with Section 7.4(a) of the Little Rock Owner Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the Little Rock Owner Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for the Little Rock Operator.
(f)    Notwithstanding the provisions of paragraph (c) of this Section, the entire remainder of the total, aggregate amount on deposit in the Collateral Account and the Additional Collateral Account shall be released by Lender to Borrowers, the ARK 3 Owners and the Little Rock Owner upon the written request of Borrowers to Lender if all of the following conditions are satisfied:
(i)    No Default or Event of Default has occurred and is continuing under this Agreement or any of the other Loan Documents, the ARK 3 Owner Loan Agreement or any of the other ARK 3 Owner Loan Documents, or the Little Rock Owner Loan Agreement or any of the other Little Rock Owner Loan Documents.
(ii)    For any two consecutive fiscal quarters ending after the fiscal quarters for which the condition set forth in Section 3.4(e)(ii) above is satisfied, the EBITDAR/Management Fee Adjusted for the ARK 3 Operators is not less than $495,000, as determined based on financial statements of the ARK 3 Operators which have been delivered to Lender as required by Section 7.4(a) of the ARK 3 Owner Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the ARK 3 Owner Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for the ARK 3 Operators.
(iii)    For any two consecutive fiscal quarters ending after the fiscal quarters for which the condition set forth in Section 3.4(e)(iii) above is satisfied, the EBITDAR/Management Fee Adjusted for New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3) is not less than $265,000, as determined based on financial statements of New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3) which have been delivered to Lender as required by Section 7.4(a) of the Loan Agreement, and compliance certificates delivered to Lender in accordance with Section 7.4(a) of the Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3).
(iv)    For any two consecutive fiscal quarters ending after the fiscal quarters for which the condition set forth in Section 3.4(e)(iv) above is satisfied, the EBITDAR/Management Fee Adjusted for the Little Rock Operator shall be not less than $450,000, determined based on financial statements of the Little Rock Operator delivered to Lender in accordance with Section 7.4(a) of the Little Rock Owner Loan Agreement, and

compliance certificates delivered to Lender in accordance with Section 7.4(a) of the Little Rock Owner Loan Agreement containing a correct computation of such EBITDAR/Management Fee Adjusted for the Little Rock Operator.
Section 4.    Change in Amount of Monthly Principal Payment. Section 3.1(b) of the Note is hereby modified and amended in its entirety to read as follows effective as of the Agreement Date, with the existing Section 3.1(b) of the Note to continue to be effective for periods ending prior to the Agreement Date:
(b)    On the first day of the month of November, 2015, and on the first day of each month thereafter through and including the month in which the Maturity Date occurs, in addition to accrued interest on this Note payable as provided in paragraph (a) above, a payment of principal on this Note shall be due and payable in the amount of $11,009.
Section 5.    Lender Consent to Sublease of Project 3 and Further Amendment of Sublease of Project 2.
(a)    The Lender hereby consents to the sublease by Operator 3 of its Project to New Operator 3 effective as of November 1, 2015, pursuant to Sublease 3.
(b)    The Lender hereby consents to the further amendment of Sublease 2 pursuant to the Fourth Amendment to Sublease Agreement dated as of October 6, 2015, by and among Borrower 2, Operator 2 and New Operator 2.
(c)    In order to induce the Lender to grant the consents described in paragraphs (a) and (b) of this Section, the Borrowers and the Guarantors are entering into the agreements with the Lender which are provided for in this Agreement.
Section 6.    Amendments to Loan Agreement Relating to Sublease of Project 3, New Operator 3 and Further Amendment of Sublease 2.
(a)    The defined term “Sublease 2” in Section 1.1 of the Loan Agreement is hereby modified and amended in its entirety to read as follows effective as of the Agreement Date, with the existing defined term “Sublease 2” to continue to be effective for periods prior to the Agreement Date:
Sublease 2: The Sublease Agreement dated as of January 16, 2015, by and among Borrower 2, Operator 2 and New Operator 2, by which Operator 2 subleased its Project to New Operator 2 effective as of May 1, 2015, as amended by Amendments dated as of February 27, 2015, March 31, 2015, April 30, 2015, and October 6, 2015.

(b)    Paragraphs (q), (v), (w), (z) and (aa) in Section 2.1 of the Loan Agreement are hereby modified and amended in their entirety to read as follows effective as of November 1, 2015, with the existing paragraphs (q), (v), (w), (z) and (aa) in Section 2.1 of the Loan Agreement to continue to be effective for periods prior to November 1, 2015:
(q)    Subject to the provisions of Section 7.9(b) of this Agreement, all governmental permits and licenses required by applicable law in order for each of Borrower 2 and Borrower 3 to own and lease its respective Project to the applicable Operator, for Operator 2 to sublease Project 2 to New Operator 2, for Operator 3 to sublease Project 3 to New Operator 3, and for New Operator 2 to operate Facility 2 and New Operator 3 to operate Facility 3, have been validly issued and are in full force.
(v)    There are no leases or subleases for use or occupancy of any Project other than the applicable Lease and in the case of Project 2, Sublease 2, and in the case of Project 3, Sublease 3, with the exception of agreements entered into with residents and occupants in the ordinary course of business of operating the Facility.
(w)    Each of the Leases and Sublease 2 and Sublease 3 is in full force and effect; no Defaults or Events of Default on the part of applicable Borrower or Operator, respectively, have occurred and are continuing thereunder; the tenant and subtenant, respectively, thereunder have no right of set-off against payment of rent due thereunder; and enforcement of each of the Leases and Sublease 2 and Sublease 3 by the applicable Borrower and Operator, respectively, or by Lender pursuant to an exercise of Lender’s rights under the applicable Assignment of Rents, would be subject to no defenses of any kind. All of the conditions precedent for both Operator 2 and New Operator 2 contained in Sublease 2, as amended, and for both Operator 3 and New Operator 3 contained in Sublease 3, as amended, have either been satisfied or waived, and neither Operator 2 nor New Operator 2 has any remaining right to terminate Sublease 2, as amended, and neither Operator 3 nor New Operator 3 has any remaining right to terminate Sublease 3, as amended, for failure of any condition precedent to be satisfied. Operations Transfer Agreement 2 is in full force and effect and no Defaults or Events of Default on the part of Operator 2 or New Operator 2 have occurred and are continuing thereunder. Operations Transfer Agreement 3 is in full force and effect and no Defaults or Events of Default on the part of Operator 3 or New Operator 3 have occurred and are continuing thereunder.
(z)    Subject to the provisions of Section 7.9(b) of this Agreement, each Facility has all necessary licenses, permits and certifications required by any applicable governmental authority to operate and maintain a skilled nursing facility therein with its current number of beds in service, and participates in the Medicare and Medicaid programs. Subject to the provisions of Section 7.9(b) of this Agreement, Operators and New Operator 2 and New Operator 3 have complied with all applicable requirements of the United States of America, the State of Arkansas and all applicable local governments, and of its agencies and instrumentalities, necessary to operate and maintain its Facility as such a facility. All utilities necessary for use, operation and occupancy of each Project and each Facility are available to such Project and such Facility. All requirements for unrestricted use of each Project and each Facility as a skilled nursing facility under the rules and regulations of the State of Arkansas Department of Human Services and of any other department or agency of the State of Arkansas having jurisdiction over each Project and each Facility have been fulfilled. All building, zoning, safety, health, fire, water district, sewerage and environmental protection agency and any other permits or licenses which are required by any governmental authority for use, occupancy and operation of each Project and each Facility as a skilled nursing facility have been obtained and are in full force and effect. Neither any Borrower, any Operator, any Guarantor, New Operator 2, New Operator 3, any Project nor any Facility is subject to any corporate integrity agreement, compliance agreement or other agreement governing the operation of any Project or any Facility or the operations of any Borrower, any Operator, any Guarantor, New Operator 2 or New Operator 3.
(aa)    Each Borrower and Operator and each of New Operator 2 and New Operator 3 is in compliance in all material respects with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of Borrowers, Operators, New Operator 2 or New Operator 3. Neither any Borrower, any Operator, New Operator 2 or New Operator 3: (i) has had a civil monetary penalty assessed against it under the Social Security Act (the “SSA”) Section 1128(a) ), other than nominal amounts for violations which were not of a material nature, (ii) has been excluded from participation under the Medicare program or under a State health care program as defined in the SSA Section 1128(h) (“State Health Care Program”), or (iii) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in the SSA Section 1127(a) and (b)(l), (2), (3): (A) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program; (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; (C) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency; (D) federal or state laws relating to the interference with or obstruction of any investigations into any criminal offense described in (A) through (C) above; or (E) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. Without limiting the generality of the foregoing, neither any Borrower, any Operator, New Operator 2 nor New Operator 3 is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicare or Medicaid Provider Agreement or other agreement or instrument to which such Borrower or Operator or New Operator 2 or New Operator 3 is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of the Medicare or Medicaid Certification of such Borrower or Operator or New Operator 2 or New Operator 3.
(c)    Section 7.2 of the Loan Agreement is hereby modified and amended in its entirety to read as follows effective as of November 1, 2015, with the existing Section 7.2 of the Loan Agreement to continue to be effective for periods prior to November 1, 2015:
7.2    Except for security interests granted to Lender, Borrowers agree that all of the personal property, fixtures, attachments, furnishings and equipment delivered in connection with the construction, equipping or operation of the Projects will be kept free and clear of all chattel mortgages, vendor’s liens, and all other liens, claims, encumbrances and security interests whatsoever, and that Borrowers will be the absolute owners of said personal property, fixtures, attachments and equipment, subject to the rights of Operators under the Leases, the rights of New Operator 2 under Sublease 2 and the rights of New Operator 3 under Sublease 3. Borrowers, on request, shall furnish Lender with satisfactory evidence of such ownership, and of the terms of purchase and payment therefor.
(d)    Sections 7.7 and 7.8 of the Loan Agreement are hereby modified and amended by changing the references therein to “Operators” to be references to “Operators and New Operator 2 and New Operator 3” effective as of November 1, 2015, with the existing Sections 7.7 and 7.8 of the Loan Agreement to continue to be effective for periods prior to November 1, 2015.
(e)    Section 7.9 of the Loan Agreement is hereby modified and amended in its entirety to read as follows effective as of November 1, 2015, with the existing Section 7.9 of the Loan Agreement to continue to be effective for periods prior to November 1, 2015:
7.9    Licensure; Notices of Agency Actions. The following are conditions of this Agreement and the Loan:
(a)    Subject to the provisions of paragraph (b) of this Section, New Operator 2 and New Operator 3 shall be fully qualified by all necessary permits, licenses, certifications, accreditations and qualifications and shall be in compliance with all annual filing requirements of all regulatory authorities.
(b)    The State of Arkansas license for the operation of Facility 2 is held by New Operator 2 in its own name. The State of Arkansas license for the operation of Facility 3 is held by New Operator 3 in its own name. The Medicare and Medicaid certifications for Facility 2 are currently held by New Operator 2. The Medicare and Medicaid certifications for Facility 3 are currently held by Operator 3. It is a condition of this Agreement and the Loan that by January 1, 2016, New Operator 3 shall have obtained Medicare and Medicaid certifications for Facility 3 in its own name. Pending the receipt of such Medicare and Medicaid certifications by New Operator 3, (i) Operator 3 shall retain the existing Medicare and Medicaid certifications for Facility 3, and (ii) Prior to the Facility 3 Transition, Operator 3 shall operate Facility 3 and after the Facility 3 Transition, New Operator 3 shall operate Facility 3 under the Medicare and Medicaid certifications of Operator 3 under Operations Transfer Agreement 3. Upon the issuance of the Medicare and Medicaid certifications for Facility 3 to New Operator 3, the arrangements described above under Operations Transfer Agreement 3 shall terminate and New Operator 3 shall thereafter operate Facility 3 under its own Medicare and Medicaid certifications.
(c)    Each Borrower and Operator and New Operator 2 and New Operator 3 shall within five days after receipt, furnish to Lender copies of all adverse notices from any licensing, certifying, regulatory, reimbursing or other agency which has jurisdiction over its Project or Facility or over any license, permit or approval under which its Project or Facility operates, and if any Borrower or Operator or New Operator 2 or New Operator 3 becomes aware that any such notice is to be forthcoming before receipt thereof, it shall promptly inform Lender thereof.
(f)    Section 7.13 of the Loan Agreement is hereby modified and amended in its entirety to read as follows effective as of November 1, 2015, with the existing Section 7.13 of the Loan Agreement to continue to be effective for periods prior to November 1, 2015:
7.13    Leasing, Operation and Management of Projects.
(a)    Each Project shall at all times be owned by the applicable Borrower, leased to the applicable Operator under the applicable Lease, in the case of Borrower 2’s Project, subleased by Operator 2 to New Operator 2 under Sublease 2, and in the case of Borrower 3’s Project, subleased by Operator 3 to New Operator 3 under Sublease 3 (with the result that no Borrower shall operate a Facility). Each Borrower shall not agree or consent to or suffer or permit any modification, amendment, termination or assignment of, or sublease under, its Lease (other than Sublease 2 and Sublease 3), and shall not suffer or permit any Event of Default on the part of such Borrower to exist at any time under its Lease. It is a condition of this Agreement and the Loan that Operator 2 and Operator 3 shall not agree or consent to or suffer or permit any modification, amendment, termination or assignment of, or sublease under, Sublease 2 or Sublease 3, and shall not suffer or permit any Event of Default on the part of Operator 2 to exist at any time under Sublease 2, or on the part of Operator 3 to exist at any time under Sublease 3, including, without limitation, any amendment changing in the rent payable under Sublease 2 or Sublease 3. Each of the following is a condition of this Agreement and the Loan: Borrower 2, Operator 2 and New Operator 2 shall enter into an agreement in a form acceptable to Lender which shall require (i) New Operator 2 to pay all rental under Sublease 2 directly to an account of Borrower 2 at Lender, and (ii) Operator 2 to pay any rent under its Lease in addition to the amount of the rent payable under Sublease 2 directly to an account of Borrower 2 at Lender. Borrower 3, Operator 3 and New Operator 3 shall enter into an agreement in a form acceptable to Lender which shall require (i) New

Operator 3 to pay all rental under Sublease 3 directly to an account of Borrower 3 at Lender, and (ii) Operator 3 to pay any rent under its Lease in addition to the amount of the rent payable under Sublease 3 directly to an account of Borrower 3 at Lender.
(b)    Each Facility shall at all times be operated as skilled nursing facility under the management of the applicable Operator or, in the case of Facility 2, New Operator 2, or, in the case of Facility 3, New Operator 3.
(g)    Paragraphs (b), (g) and (n) in Section 10.1 of the Loan Agreement are hereby modified and amended in their entirety to read as follows effective as of November 1, 2015, with the existing paragraphs (g) and (n) in Section 10.1 of the Loan Agreement to continue to be effective for periods prior to November 1, 2015:
(b)    If there is any failure to perform, observe or satisfy any obligation, covenant, agreement, term, condition or provision contained in any of the following provisions of this Agreement: Section 7.9(a), 7.10, 7.11, 7.12, 7.13, 7.14, 7.14A, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 or 7.21;
(g)    The occurrence of a material adverse change in the financial condition of any Borrower, Operator or Guarantor or New Operator 2 or New Operator 3;
(n)    The occurrence of an Event of Default (i) on the part of any Borrower or Operator under any Lease, (ii) on the part of Operator 2 or New Operator 2 under Sublease 2, (iii) on the part of Operator 2 or New Operator 2 under any Operations Transfer Agreement, (iv) on the part of Operator 3 or New Operator 3 under Sublease 3, or (v) on the part of Operator 3 or New Operator 3 under any Operations Transfer Agreement;
Section 7.    Changes in Financial Reporting Requirements.
(a)    Subparagraphs (i), (iii) and (vi) in Section 7.4(a) of the Loan Agreement are hereby modified and amended in their entirety to read as follows effective as of November 1, 2015, with the existing subparagraphs (i), (iii) and (vi) in Section 7.4(a) of the Loan Agreement to continue to be effective for periods prior to November 1, 2015:
(i)    Without necessity of any request by Lender, the following with respect to Borrowers:
(A)    As soon as available and in no event later than 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2015, quarterly financial statements of each Borrower showing the results of operations of its Project and consisting of a balance sheet, statement of income and expense and a statement of cash flows, prepared in accordance with GAAP, and certified by an officer of such Borrower.

(B)    As soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2014, annual financial statements of each Borrower showing the results of operations of its Project and consisting of a balance sheet, statement of income and expense and a statement of cash flows, prepared in accordance with GAAP, and certified by an officer of such Borrower, and accompanied by an audit report of a firm of independent certified public accountants acceptable to Lender.
(iii)    Without necessity of any request by Lender, as soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2014, annual financial statements of each Operator showing the results of operations of its Facility and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, certified by an officer of such Operator, and accompanied by an audit report of a firm of independent certified public accountants acceptable to Lender.
(vi)    Without necessity of any request by Lender, with each financial statement of each Borrower, each Operator, New Operator 2, New Operator 3 and AdCare required to be furnished hereunder, a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by appropriate officers of each Borrower, each Operator, New Operator 2, New Operator 3 and AdCare, containing a computation of each of the financial covenants set forth in Sections 7.14, 7.14A, 7.15, 7.16 and 7.17 hereof which is required to be tested for or during the period covered by such financial statement, and stating that Borrowers have not become aware of any Default or Event of Default under this Agreement or any of the other Loan Documents that has occurred and is continuing or, if there is any such Default or Event of Default describing it and the steps, if any, being taken to cure it.
(b)    The following new subparagraphs (ix) and (x) are hereby added to 7.4(a) of the Loan Agreement:
(ix)    Without necessity of any request by Lender, as soon as available and in no event later than 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2015, financial statements of New Operator 3 showing the results of operations of Facility 3 and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, and certified by an officer of New Operator 3.
(x)    Without necessity of any request by Lender, as soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2015, annual financial statements of New Operator 3 showing the results of operations of Facility 3 and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, certified by an officer of New Operator 3, and accompanied by an audit report of a firm of independent certified public accountants acceptable to Lender.
Section 8.    Change in Minimum EBITDAR/Management Fee Adjusted. Section 7.16 of the Loan Agreement is hereby modified and amended in its entirety to read as follows effective for the fiscal quarter ending September 30, 2015, and subsequent fiscal quarters, with the existing Section 7.16 of the Loan Agreement to continue to be effective for periods ended and ending prior to the fiscal quarter ending September 30, 2015:
7.16    Minimum EBITDAR/Management Fee Adjusted of New Operator 2 and Operator of Facility 3. It is a condition of this Agreement and the Loan that for each fiscal quarter commencing with the fiscal quarter ending September 30, 2015, the combined EBITDAR/Management Fee Adjusted for New Operator 2 and Operator 3 (or, after the Facility 3 Transition, New Operator 3) shall be not less than $265,000.
Section 9.    Condition to Agreements. It is a condition of this Agreement and the Loan that within 30 days after the Agreement Date, the Borrowers shall obtain and deliver to the Lender a date down endorsement to the Title Insurance Policy for the Project encumbered by the Park Heritage Mortgage and an endorsement to the Title Insurance Policy for the Project encumbered by the River Valley Mortgage, each dated on or after the date of the recording of the Memorandum of this Agreement, each of which endorsements shall show no new encumbrances other than those approved by the Lender and shall otherwise be in form and content acceptable to the Lender. The failure of this condition to be satisfied shall be an Event of Default under the Documents.
Section 10.    Representations and Warranties. The term “Signing Entity” as used in this Section means any entity (other than a Borrower/Guarantor Party itself) that appears in the signature block of any Borrower/Guarantor Party in this Agreement or any of the Documents, if any. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby represent and warrant to Lender as follows as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement:
(a)    Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and duly registered to transact business and in good standing in the state of Arkansas, has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement, each of the Documents to which it is a party, and to perform and consummate the transactions contemplated hereby and thereby.
(b)    AdCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has all necessary power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement, each of the Documents to which it is a party, and to perform and consummate the transactions contemplated hereby and thereby.

(c)    Each Operator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and duly registered to transact business and in good standing in the state of Arkansas. Each Operator has full power and authority to carry on its present business, and has full right, power and authority to enter into this Agreement and each of the Documents to which it is a party and to perform and consummate the transactions contemplated hereby and thereby.
(d)    Each Signing Entity is duly organized, validly existing and in good standing under the laws of the State in which it is organized, has all necessary power and authority to carry on its present business, and has full right, power and authority to execute this Agreement, the Documents in the capacity shown in each signature block contained in this Agreement, the Documents in which its name appears, and such execution has been duly authorized by all necessary legal action applicable to such Signing Entity.
(e)    This Agreement, each of the Documents have been duly authorized, executed and delivered by such of the Borrower/Guarantor Parties as are parties thereto, and this Agreement, each of the Documents constitute a valid and legally binding obligation enforceable against such of the Borrower/Guarantor Parties as are parties thereto. The execution and delivery of this Agreement, the Documents and compliance with the provisions thereof under the circumstances contemplated therein do not and will not conflict with or constitute a breach or violation of or default under the organizational documents of any Borrower/Guarantor Party or any Signing Entity, or any agreement or other instrument to which any of the Borrower/Guarantor Parties or any Signing Entity is a party, or by which any of them is bound, or to which any of their respective properties are subject, or any existing law, administrative regulation, court order or consent decree to which any of them is subject.
(f)    The Borrower/Guarantor Parties are in full compliance with all of the terms and conditions of the Documents to which they are a party, and no Default or Event of Default has occurred and is continuing with respect to any of the Documents.
(g)    There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this Agreement or any of the Documents, or questioning the validity thereof, or in any way contesting the existence or powers of any of the Borrower/Guarantor Parties or any Signing Entity, or in which an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or any of the Documents, or would result in any material adverse change in the financial condition, properties, business or operations of any of the Borrower/Guarantor Parties.
(h)    The statements contained in the Recitals to this Agreement are true and correct.
Section 11.    Documents to Remain in Effect; Confirmation of Obligations; References. The Documents shall remain in full force and effect as originally executed and delivered by the parties, except as expressly modified and amended herein. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby (i) confirm and reaffirm all of their obligations under the Documents, as modified and amended herein; (ii) acknowledge and agree that

Lender, by entering into this Agreement, does not waive any existing or future default or event of default under any of the Documents, or any rights or remedies under any of the Documents, except as expressly provided herein; (iii) acknowledge and agree that Lender has not heretofore waived any default or event of default under any of the Documents, or any rights or remedies under any of the Documents; and (iv) acknowledge and agree that they do not have any defense, setoff or counterclaim to the payment or performance of any of their obligations under, or to the enforcement by Lender of, the Documents, as modified and amended herein, including, without limitation, any defense, setoff or counterclaim based on the covenant of good faith and fair dealing. All references in the Documents to any one or more of the Documents, or to the “Loan Documents,” shall be deemed to refer to such Document, Documents or Loan Documents, as the case may be, as modified and amended by this Agreement. Electronic records of executed documents maintained by Lender shall be deemed to be originals thereof.
Section 12.    Certifications, Representations and Warranties. In order to induce Lender to enter into this Agreement, the Borrower/Guarantor Parties hereby certify, represent and warrant to Lender that all certifications, representations and warranties contained in the Documents and in all certificates heretofore delivered to Lender are true and correct as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement, and all such certifications, representations and warranties are hereby remade and made to speak as of the date of this Agreement and if different, as of the date of the execution and delivery of this Agreement.
Section 13.    Entire Agreement; No Reliance. This Agreement sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Agreement, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than as are herein set forth. The Borrower/Guarantor Parties acknowledge that they are executing this Agreement without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein.
Section 14.    Successors. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors, assigns and legal representatives.
Section 15.    Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
Section 16.    Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by a written instrument executed by all of the parties hereto.
Section 17.    Construction.
(a)    The words “hereof,” “herein,” and “hereunder,” and other words of a similar import refer to this Agreement as a whole and not to the individual Sections in which such terms are used.

(b)    References to Sections and other subdivisions of this Agreement are to the designated Sections and other subdivisions of this Agreement as originally executed.
(c)    The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.
(d)    Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders.
(e)    The Borrower/Guarantor Parties and Lender, and their respective legal counsel, have participated in the drafting of this Agreement, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.
Section 18.    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. An electronic record of this executed Agreement maintained by Lender shall be deemed to be an original.
Section 19.    Governing Law. This Agreement is prepared and entered into with the intention that the law of the State of Illinois shall govern its construction and enforcement, except that insofar as this Agreement relates to a Document which by its terms is governed by the law of the State of Arkansas, this Agreement shall also be governed by the law of the State of Arkansas.
Section 20.    Waiver of Trial by Jury. THE PROVISIONS OF THE LOAN AGREEMENT AND THE OTHER DOCUMENTS RELATING TO WAIVER OF TRIAL BY JURY SHALL APPLY TO THIS AGREEMENT.

[SIGNATURE PAGE(S) AND EXHIBIT(S),
IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BENTON PROPERTY HOLDINGS, LLC
PARK HERITAGE PROPERTY HOLDINGS, LLC
VALLEY RIVER PROPERTY HOLDINGS, LLC

By	/s/ William McBride, III
William McBride III, Manager of Each Borrower

BENTON NURSING, LLC
PARK HERITAGE NURSING, LLC
VALLEY RIVER NURSING, LLC

By	/s/ William McBride, III
William McBride III, Manager of Each Operator

THE PRIVATEBANK AND TRUST COMPANY

By	/s/ Amy K. Hallberg
Amy K. Hallberg, Managing Director

EXHIBIT A

LEGAL DESCRIPTION

Parcel 2 Owned by Borrower 2, commonly known as 1513 South Dixieland Road, Rogers, Benton County, Arkansas, and legally described as follows:
Real property in the State of Arkansas, described as follows:
A part of Tract 3 of Robert Callaghan's Subdivision of the SW/4 of the NE/4 of Section 14, Township 19 North, Range 30W, Rogers, Arkansas, described as beginning South 89° 18' 12" East 196.06 feet from the SW corner of the said SW/4 of the NE/4, being on the centerline of Olrich Street, thence North 00° 10' 51" West 176.95 feet; thence South 89° 13' 49" East 133.94 feet; thence South 00° 10' 51" East 176.78 feet to said centerline; thence North 89° 18' 19" West 133.93 along said centerline to the place of beginning.
Also, a part of Tract 3 in Robert Callaghan's Subdivision to the City of Rogers, Arkansas, described as follows: Beginning at the SW corner of the SW/4 of the NE/4 of Section 14, Township 19 North, Range 30 West, running thence North 00° 10' 51" West 177.20 feet along the centerline of Dixieland Road; thence South 89° 13' 49" East 196.06 feet; thence South 00° 10' 51" East 176.95 feet to the centerline of Olrich Street; thence North 89° 18' 12" West 196.06 feet along said centerline to the point of Beginning. Both subject to the right of way of said street.
Also, A part of the SW/4 of the NE/4 of Section 14, Township 19 North, Range 30 West, described as follows: From the NW corner of the said SW/4 of the NE/4, thence South 00° 38' East 775 feet along the centerline of Dixieland Road to the point of beginning; thence South 00° 38' East 19 feet along said centerline; thence East 330 feet; thence North 00° 38' West 19 feet to the South right-of-way of Gum Street; thence West 330 feet along said right-of-way to the point of beginning.
Also, a part of the SW-1/4 of the NE-1/4 of Section 14, Township 19 North, Range 30 West, being more particularly described as follows: Beginning at the NW corner of Tract 3, Robert Callaghan's Subdivision to the City of Rogers, Arkansas, thence Southerly along the centerline of Dixieland Road, approximately 356.8 feet to a point which is North 00° 10' 51" West 177.20 feet from the SW corner of the SW-1/4 of the NE-1/4 of said Section 14; thence South 89° 13' 49" East approximately 330 feet to the East line of said Tract 3; thence North 00° 38' West approximately 356.47 feet to a point which is South 00° 38' East from the NW corner of Lot 1, Block 4, Weber's Addition to the City of Rogers, Arkansas; thence Westerly along the North line of said Tract 3, Robert Callaghan's Subdivision to the point of beginning.
Less and Except from the above Legal Descriptions: A Part of tract #3 of Robert Callaghan's Subdivision, located in a part of the SW 1/4 of the NE 1/4 of Section 14, Township 19 North range 30 West in Rogers, Benton County, Arkansas, more precisely described as follows: Starting at the SW corner of the SW 1/4 of the NE 1/4 of Section 14, also known as the SW corner of Tract #3 of Robert Callaghan's Subdivision; Thence South 86 Degrees 48 Minutes 16 Seconds East, 176.37 Feet to the True Point of Beginning; Thence North 2 degrees 38 minutes 31 seconds East, 176.97 Feet, Thence South 86 degrees 43 minutes 45 seconds East, 152.63 Feet, Thence South 02 degrees 19 minutes 12 seconds West, 176.78 feet, Thence North 86 degrees 48 minutes 16 seconds West, 153.62 feet to the True Point of Beginning, subject to the Right of Way of Dixieland Road and West Olrich Streets.
Parcel 3 Owned by Borrower 3, commonly known as 5301 Wheeler Avenue Fort Smith, Sebastian County, Arkansas, and legally described as follows:
The West Half of the South Half of the North Half of the Northeast Quarter of the Southeast Quarter of Section 32, Township 8 North, Range 32 West, Fort Smith District, Sebastian County, Arkansas and all that part described as beginning at the Southwest corner of the above described tract; thence South 62.00 feet; thence East 630.00 feet; then North 62.00 feet; thence West 630.00 feet to the point of beginning.

- AdCare Arkansas Owner Loan (Benton et al) Second Modification Agreement -
- Signature Page -